Exhibit 32.1
Certification Pursuant to Section 1350 of Chapter 63
of Title 18 of the United States Code
     I, Kerry W. Boekelheide, the Chief Executive Officer of Summit Hotel Properties, LLC (“Summit”), certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that (i) the accompanying Form 10-Q of Summit for the quarter ended June 30, 2007 (the “Form 10-Q”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of Summit.

/s/ Kerry W. Boekelheide
Kerry W. Boekelheide
Chief Executive Officer Summit Hotel Properties, LLC

August 14, 2007